Exhibit 10.4
***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4)
and 240.24b-2.

FIRST ADDENDUM TO LICENSE AND APPLICATION SUPPORT AGREEMENT

This First Addendum to License and Application Support Agreement (the "First Addendum") is made and entered into as of this September 4, 2009 to be effective as of June 1, 2009 (the "Effective Date"), by and between Las Vegas Gaming, Inc., (LVGI), a Nevada corporation, with a primary business address of 3980 Howard Hughes Parkway, Suite 450, Las Vegas, Nevada 89169, and IGT (IGT), a Nevada corporation with a primary business address of 9295 Prototype Drive, Reno, NV 89521 (each a "Party" and collectively the "Parties").

WITNESSETH

WHEREAS, IGT and LVGI entered into that certain License and Application Support Agreement, dated September 30, 2008 (the "Original Agreement" and, as amended herein, the "Agreement"); and

WHEREAS, IGT and LVGI desire to amend the Original Agreement as provided herein; and

WHEREAS, IGT has agreed to extend the due date of its advance to LVGI pursuant to that certain IGT-LVGI Binding Term Sheet dated on or about February 13, 2009, which extension is evidenced by that certain Secured Promissory Note executed on the date hereof (the "Secured Promissory Note"), and is also consideration of IGT under this First Addendum.

NOW, THEREFORE, in consideration of IGT's additional funding and of the premises and the mutual promises and covenants contained herein, the Parties agree as follows:

1.   All capitalized terms used in this First Addendum that are not defined herein will have the meaning ascribed thereto in the Original Agreement.

2.   The Original Agreement is hereby amended by adding the following Definitions:

"IGT EGM Peripherals" means IGT's Secondary Displays, card reader systems and hardware, patented bezel systems and hardware, brackets necessary for attaching said card reader system and bezel systems to an EGM and speakers connected with either the card reader system and lighted bezels, the EGM, or both.

"Secondary Display" means display or screen used in connection with a gaming device which is not the primary display generally provided as a part of the gaming device, and which is not generally used to provide the primary information to the player about a game being played on the gaming device. Rather, the Secondary Display is generally only used to display information about internal casino promotions, customer service, property event advertising, property venue advertising, bonusing, and other like activities and programs provided by the casino operator which the casino chooses to communicate to the player.

"IGT SPC Protocol" means IGT's standardized peripheral communications protocol (“SPC”).

3.    The Original Agreement is hereby amended by adding the following new Articles 2.3 and 2.4:

2.3           IGT SPC Protocol License Grant.  Subject to LVGI's continuing performance of the terms and conditions of this Agreement, including without limitation, strict observance of the “Restriction on Placements of Secondary Displays,” IGT hereby grants to LVGI a qualified, non-exclusive, nontransferable, non-assignable, non-sub-licensable, world-wide license to implement and use the IGT SPC Protocol in order to interface with the IGT Advantage® card reader assembly. Any other installation or use of the IGT SPC Protocol that does not interface with the IGT Advantage® card reader assembly is unlicensed under this Agreement. Notwithstanding any provision in this Agreement to the contrary, the protocol license grant of this section 2.3 shall not survive any change of control or corporate restructuring of LVGI.

2.4           Restriction on Placements of Secondary Displays.  LVGI agrees that it shall not, at any time beginning on the Effective Date, provide, supply, facilitate, sell, market, support, engineer, lease, or place any Secondary Display in any location or casino in which there is an "IGT System" - which is defined for purposes of this Section 2.4 to include any Advantage® or Casinolink® system. LVGI further agrees to never represent or intimate that an LVGI Secondary Display is compatible with any IGT System. LVGI agrees that the foregoing restriction is appropriate and necessary in the context of this Agreement and of IGT's agreement to extend the due date of its advance to LVGI as evidenced by the Secured Promissory Note, and LVGI agrees that it shall never challenge this restriction for any reason and on any basis, including, without limitation, that it is unduly burdensome or restrictive in duration, scope, or geography. IGT agrees to consider, on a property by property basis and in its sole discretion, exception(s) to the prohibitions of this Section 2.4. IGT will promptly respond to any request for such exception(s) by LVGI, and, if in its sole discretion, IGT agrees to such exception(s), such exception(s) shall only become effective when expressly agreed to in a written amendment or addendum to this Agreement.

4.The Original Agreement is hereby amended by adding the following new Article 5.7:

5.7           LVGI Provided Development Support.  LVGI will provide development support for any and all IGT sb applications as requested by IGT ("IGT Requested Applications”). LVGI's obligation of required support for such IGT Requested Applications will be capped for any given time at […***…] of LVGI's then available

***Confidential Treatment Requested

development resources. LVGI will bill for the development time dedicated to IGT Requested Applications at LVGI's published engineering development rate, less a […***…] discount.  All IGT Requested Applications developed by LVGI will remain the property of LVGI.

5.   Article 6.1 of the Original Agreement is hereby amended to increase the identified distribution fee from […***…] to […***…]. IGT and LVGI agree that, of this increased […***…] distribution fee, a minimum of […***…]and up to […***…] (i.e., no less than […***…] and up to a maximum of […***…] of the […***…]) shall be paid as commissions or bonuses to IGT's sales employees.

6.The Original Agreement is hereby amended by adding the following new Article 6.5:

6.5           Most Favored Distributor.  LVGI hereby grants to IGT status as a “most favored distributor” ("Most Favored Distributor"). IGT's status as Most Favored Distributor entitles it to receive the most favorable terms available on all of LVGI's software distributor rates for all of LVGI's server-based applications.

7.   Article 7.2 of the Original Agreement is hereby amended to require LVGI to exercise its best efforts to use IGT's sb Media Manager as the default infrastructure for delivery of LVGI's PlayerVision® applications, where such is applicable and technically feasible.

8.   The Original Agreement is hereby amended by adding the following new Article 7.4:

7.4.           Source Code Escrow.  In order to secure continuous use of the LVGI Developed Applications, LVGI will, at its own expense, deposit the source code to any such LVGI Developed Applications, any new versions, updates, or patches thereof, together with the relevant documentation of such software (altogether the "Escrowed Source Code"), with a professional escrow agency in Nevada within 20 business days after the date of delivery of the LVGI Developed Application, new version, update, or patch. IGT will have the right to obtain, and LVGI will oblige the escrow agency to provide, the Escrowed Source Code to IGT in the event that LVGI (a) files bankruptcy or similar insolvency proceeding, either voluntarily or involuntarily, or has a receiver appointed which bankruptcy or receivership intends or results in the liquidation of its business; (b) discontinues the whole or a substantial portion of its business related to the LVGI Developed Application for which the associated Escrowed Source Code has been deposited in escrow; or (c) commits a material breach of this Agreement without cure. Once released to IGT, IGT will have unlimited rights to use the Escrowed Source Code.

9.   The Original Agreement is hereby amended by adding the following new Articles 8.3 and 8.4:

8.3           No Direct Competition Against IGT.  LVGI represents and warrants that it will

***Confidential Treatment Requested

not compete against IGT in marketing, offering for use or sale, or installing any IGT EGM Peripherals and the IGT SPC Protocol for use with such IGT EGM Peripherals. Selling an IGT EGM Peripheral and using the IGT SPC Protocol with such IGT EGM Peripheral in a third party's previously installed and existing system shall not be considered competing against IGT for purposes of this Section

8.4           Purchase of Patented IGT EGM Peripherals.  LVGI represents and warrants that it may purchase, but shall not be required to purchase, any IGT EGM Peripherals for use in installations authorized by this Agreement. If LVGI decides to purchase such IGT EGM Peripherals, it shall do so from IGT or its affiliates.

10.   Unless otherwise expressly granted herein, nothing in this Agreement grants to LVGI any rights or license to any IGT Intellectual Property, including the IGT bezels.

11.   Except as amended herein, the Original Agreement remains in full force and effect. and IGT and LVGI ratify the Original Agreement as amended herein.

12.   Except as otherwise provided in the Original Agreement, the laws of the State of Nevada will govern the validity, construction, performance, and effect of this First Addendum.

13.   This First Addendum may be executed in any number of counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this First Addendum on the day and year first written above.

LVGI

By:   /s/ Las Vegas Gaming, Inc.
Name:    Bruce Shepard
Title       Chief Financial Officer

IGT

By:   /s/ Craig Billings
Name:    Craig Billings
Title:      VP of Corp Fin